UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐   Preliminary Proxy Statement

☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐   Definitive Proxy Statement

☒   Definitive Additional Materials

☐   Soliciting Material Pursuant to §240.14a-12

Otter Tail Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 20, 2020

To the Shareholders of Otter Tail Corporation:

Due to the emerging public health threat of the coronavirus pandemic (COVID-19), and to support the health and well-being of our shareholders, employees, directors, and communities, NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Otter Tail Corporation (the “Company”) will be held as a virtual meeting only. You will not be able to attend the Annual Meeting in person. As previously announced, the Annual Meeting will be held on Monday, April 20, 2020, at 10:30 a.m., Central Time.

As described in the previously distributed proxy materials for the Annual Meeting, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on February 20, 2020, the record date, or hold a legal proxy for the Annual Meeting provided by your bank, broker, or nominee.

To attend the Annual Meeting online, simply go to the virtual meeting website at https://web.lumiagm.com/261009673. You can also access the meeting link directly from our website at www.ottertail.com under the “Investor” tab and then go the “Events and Presentation” page. In order to be admitted to the meeting, you will need to enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Annual Meeting by following the instructions that will be available on the virtual meeting website during the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials. If you have already voted, your vote is still effective, and it will be cast in accordance with your instructions by one of the duly appointed proxies at the Annual Meeting. The proxy card, voting instruction form or notice included with the previously distributed proxy materials may continue to be used to vote your shares in connection with the Annual Meeting.

It is our desire to conduct a virtual meeting that approximates an in-person experience for our shareholders. Shareholders may ask questions at the Annual Meeting in accordance with the rules of conduct that will be made available at the virtual meeting site. An audio archive of the Annual Meeting, including the question and answer session, will be posted on Otter Tail Corporation’s website at www.ottertail.com, within a few days after adjournment.

Help and technical support for accessing and participating in the virtual meeting is available before the Annual Meeting by calling 1-800-664-1259. Online registration will begin 30 minutes before the Annual Meeting to allow ample time for check-in.

By Order of the Board of Directors,

Jennifer O. Smestad

Vice President, General Counsel and Corporate Secretary

March 20, 2020

The Annual Meeting on April 20, 2020, at 10:30 a.m. Central Time, will be available at

https://web.lumiagm.com/261009673. The Proxy Statement and Annual Report are available at www.ottertail.com/annual.cfm.